Exhibit 10.9

                        AMENDMENT TO RETIREMENT AGREEMENT

This First Amendment to Retirement Agreement made and entered into as of this 31st day of December, 1996, by and between Tridex Corporation ("Tridex" or the "Company"), a Connecticut corporation with a principal place of business at 61 Wilton Road, Westport, Connecticut 06880 and Alvin Lukash ("Lukash"), an individual residing at 805 Cypress Boulevard, Apt. 311, Building 96, Palm Aire, Pompano Beach, Florida 33069 with reference to the following background.

WHEREAS, on August 16, 1992, Tridex and Lukash entered into a Consulting Services Agreement which was amended by Agreement dated April 1, 1995 (the "Consulting Services Agreement"), and

WHEREAS, pursuant to paragraph 8 of the Consulting Services Agreement, Company was required to maintain insurance on Lukash's life in the amount of Five Hundred Thousand Dollars ($500,000), and

WHEREAS, Lukash contributed such life insurance policy to an Irrevocable Trust dated August 20, 1981, the Trustees of which are Seth M. Lukash and Stephen H. Friedman, and

WHEREAS, the Trustees of said Trust and its principal beneficiary, Mildred Lukash, are willing to waive the requirement that Alvin Lukash maintain such life insurance policy, and

WHEREAS, the Company is willing to agree to maintain a life insurance policy on Alvin Lukash's life in the amount of Seventy-Five Thousand Dollars ($75,000), pursuant to a policy issued by United of Omaha, policy number BU1014551, and to amend the Retirement Agreement between Lukash and the Company, dated December 31, 1995 (the "Retirement Agreement") to provide that the retirement benefit contained therein shall continue throughout the life of Lukash.

NOW, THEREFORE, in consideration of the promises and agreements herein contained, and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. Termination of Portion of Consulting Services Agreement. Tridex and Lukash agree to terminate the provisions of paragraph 8 of the Consulting Services Agreement effective on the date hereof. The remainder of the covenants, terms and conditions of the Consulting Services Agreement, to the extent not heretofore or hereby terminated, shall remain in full force and effect as set forth therein and in the Retirement Agreement.

2. Paragraph 2 of the Retirement Agreement is hereby amended to read as follows: "Retirement Benefit. Effective as of January 1, 1997 Tridex shall pay Lukash in equal monthly installments, a pension benefit at the rate of One Hundred Thousand Dollars ($100,000) a year until his death. In addition, Tridex shall maintain and pay the premiums required to maintain in full force and effect a life insurance policy on Lukash's life in the face amount of Seventy-Five Thousand Dollars ($75,000)."

3. Except as modified herein, the Retirement Agreement is hereby ratified, confirmed and approved.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first-above written.

                                     TRIDEX CORPORATION

                                     By: /s/ Seth M. Lukash
                                        ----------------------------------------
                                     Title: Chairman and Chief Executive Officer
                                           -------------------------------------

                                     /s/  Alvin Lukash
                                     -------------------------------------------
                                     Alvin Lukash